SECURITIES AND EXCHANGE COMMISSION

                   WASHINGTON, D.C. 20549

                          FORM 8-K

                       CURRENT REPORT



           Pursuant to Section 13 or 15 (d) of the
               Securities Exchange Act of 1934

                        November 22, 1994

      Date of Report (date of earliest event reported)




                     FIRST NATIONAL BANCORP

      (exact name of registrant as specified in its charter)




           Georgia           0-10657           58-1415138

        (state or other     (Commission       (IRS Employer
        jurisdiction of     File No.)         Identification
        of incorporation)                     Number)




    303 Jesse Jewell Parkway, Suite 700, Gainesville, Georgia 30501

             (address of principal executive office)(zip code)




                          (404) 503-2000

    (Registrant's telephone number, including area code)




                           No Change

   (Former name or address, if changed since last report)

Item 5.  OTHER EVENTS

(a) This is an update to the event reported as of October 27, 1994, whereby it was reported that officials of the Registrant, First National Bancorp, and FF Bancorp, Inc. ("FF Bancorp"), New Smyrna Beach, Florida had signed a Letter of Intent of merger. On November 22, 1994, those parties signed an Agreement and Plan of Merger ("Agreement") whereby FF Bancorp will merge into Registrant with all of the outstanding shares of FF Bancorp being converted into Registrant common stock and Registrant thereby acquiring FF Bancorp's subsidairy organizations, those being: First Federal Savings Bank of New Smyrna; First Federal Savings Bank of Citrus County; and Key Bancshares, whose sole subsidiary is The Key Bank of Florida in Tampa, Florida. All FF Bancorp entities are located in the state of Florida. The Agreement sets forth the terms of the transaction, the material terms of which are the same as announced in the previous filing. FF Bancorp had total assets of approximately $597 million at September 30, 1994. The proposed transaction is subject to FF Bancorp shareholder and regulatory approval and receipt by FF Bancorp of a fairness opinion.

     SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   FIRST NATIONAL BANCORP
                                   (Registrant)


                                   By:  s/Peter D. Miller
                                        Peter D. Miller
                                        President,
                                        Chief Administrative and
                                        Chief Financial Officer


                                   By: s/C. Talmadge Garrison
                                       C. Talmadge Garrison
                                       Senior Vice President
                                       Secretary & Treasurer





Date:  November 23, 1994